UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2016

PANTHER BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55074	33-1221758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 200, La Jolla, CA 92037

(Address of principal executive offices)

(858) 263-2744

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2016, Panther Biotechnology, Inc. (the "Company") entered into a letter of intent ("Letter of Intent") with Brown Technical Media Corp. ("Brown") a privately owned corporation with respect to a proposed acquisition whereby the shareholders of Brown would exchange all of their outstanding capital stock with the Company, in consideration for approximately 12 million shares of the Company’s common stock, plus certain earn-out rights, the result of which will be that Brown would become a wholly-owned subsidiary of the Company (the "Exchange"). The Exchange will be structured to qualify as a tax-free reorganization under the US Internal Revenue Code.

The closing of the Exchange is subject to certain closing conditions set forth in the Letter of Intent including, but not limited to:

•	the negotiation and execution of a definitive share exchange agreement among the Company and Brown’s shareholders;

•	the execution of definitive instruments and agreements related to the Exchange including employment agreements with Brown’s and Panther’s executive management and such other employees as Brown shall designate;

•	the Company's raising a minimum of $250,000 in a private placement;

•	the obtaining by the Company and Brown of all necessary board and stockholder approvals; and

•	the delivery by Brown of audited and interim unaudited financial statements and pro forma financial statements, as required pursuant to the applicable rules and regulations of the Securities and Exchange Commission.

The deadline for closing the Exchange, pursuant to the Letter of Intent, is December 31, 2016.

Steven M. Plumb, the Chief Financial Officer of the Company is the Chief Financial Officer and Chairman of the Board of Directors of Brown and also owns 45.4% of Brown’s outstanding common stock and would therefore receive approximately 5,442,177 shares of the Company’s common stock in the Exchange.

The foregoing description of the Letter of Intent is qualified by reference to the full text of this document, a copy of which is filed as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Letter of Intent dated September 20, 2016, by and between Panther Biotechnology, Inc. and Brown Technical Media Corp.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTHER BIOTECHNOLOGY, INC.

Dated: September 21, 2016	By:	/s/ Evan Levine
	Name:	Evan Levine
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit Number	Description

10.1*	Letter of Intent dated September 20, 2016, by and between Panther Biotechnology, Inc. and Brown Technical Media Corp.

* Filed herewith.

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